Exhibit 10.19

BEAZER HOMES USA, INC.

AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

AWARD AGREEMENT

THIS AWARD AGREEMENT (this “Agreement”) is made effective as of February 2, 2006 by and between BEAZER HOMES USA, Inc., a Delaware corporation (the “Company”), and                     , an individual resident of the State of                      (“Participant”).

WITNESSETH:

WHEREAS, the Company pursuant to its Amended and Restated 1999 Stock Incentive Plan (the “Plan”) wishes to make certain incentive awards to Participant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree to the terms set forth below. The terms of this Agreement shall be interpreted in accordance with the Plan and any capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan.

1.             GRANT OF OPTION TO ACQUIRE COMMON STOCK

(a)           Grant; Effective Date; Option Price. The Company hereby notifies Participant that the Company has granted to Participant in accordance with the Plan and effective as of February 2, 2006 (the “Option Effective Date”), the right and option (hereinafter referred to as the “Option”) to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of «F24» shares (the “Option Shares”) of common stock of the Company, $0.001 par value per share (“Common Stock”), at a price per share equal to the closing price per share of the Common

Stock as reported by the New York Stock Exchange (the “NYSE”) at the close of business on the Option Effective Date ($68.56) (the “Option Price”), subject to adjustment as provided in Section 1(g) below. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company will at all times during the Option Term of the Option (as set forth in Section 1(b) below) reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(b)           Duration and Exercisability of Option; Limitations on Exercisability.

(i)            The Option shall in all events terminate at midnight on the seventh anniversary of the Option Effective Date (the period commencing on the Option Effective Date and ending on the seventh anniversary thereof being referred to herein as the “Option Term”). The Option shall not be exercisable, in whole or in part, prior to the third anniversary of the Option Effective Date, but shall become exercisable by Participant as to one-third (1/3) of aggregate Option Shares (rounded to the nearest whole share) on each of the third, fourth and fifth anniversaries of the Option Effective Date. Notwithstanding the foregoing sentence, the Option shall become exercisable in full upon the occurrence of a Change in Control (as defined in the Plan).

(ii)           During the lifetime of Participant, the Option shall be exercisable only by Participant (or, subject to Section 1(d) (ii) or (iii) below, by Participant’s guardian or legal representative or Family Member (as defined in Section 7.2 of the Plan) to whom the Option has been gifted or transferred pursuant to a domestic relations order) and shall not be assignable or transferable by Participant other than (a) to an individual by will or the laws of descent and distribution or (b) to a Family Member by gift or transfer pursuant to a domestic relations order.

(iii)          The exercise of all or any part of the Option shall only take effect at such time that the sale of the shares of Common Stock or shares of such other securities or property as may be the subject of grants herein pursuant to an adjustment made under Section 9.1 of the Plan and Section 1(g) of this Agreement issuable pursuant to such exercise will not violate any state or federal securities or other laws or the rules of the NYSE or any other exchange upon which the Company’s securities may then be trading. Any other provision of this Agreement notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which the Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Act”) or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification or any securities by the Company under the Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not affect the dates on which the Option becomes exercisable or the Option Term pursuant to clause (i) of this Section 1(b) in any way other than to limit the periods during which the Option shall be exercisable.

(c)           No Rights as a Shareholder. Participant shall have none of the rights of a hareholder with respect to Shares subject to the Option until such Shares shall have been issued to Participant upon exercise of the Option. No adjustments will be made for dividends or other distributions or rights if the applicable record date occurs before a stock certificate is issued pursuant to Participant’s exercise of the Option.

(d)           Effect of Termination of Employment on Option.

(i)            In the event that Participant has a Termination for Cause (as hereinafter defined) or in the event Participant voluntarily resigns, the Option shall terminate as of such date of resignation or termination.

For purposes of this Agreement, a “Termination for Cause” shall mean a termination of employment by the Company (or an Affiliate) due to any of the following:

(A)  the willful and continued failure of Participant to perform substantially Participant’s duties with the Company or one of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), for more than 15 days after a written demand for substantial performance is delivered to Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that Participant has not substantially performed Participant’s duties, or

(B)  the willful engaging by Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of Participant, shall be considered “willful” unless it is done, or omitted to be done, by Participant in bad faith or without reasonable belief that Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the President and Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Participant in good faith and in the best interests of the Company. The cessation of employment of Participant shall not be deemed to be for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Participant and Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Participant is guilty of the conduct described in subparagraph (A) or (B) above, and specifying the particulars thereof in detail.

(ii)           In the event Participant’s employment is terminated as a result of either his/her becoming Disabled (as hereinafter defined) or is terminated by the Company or any of its Affiliates other than a Termination for Cause by the Company prior to the full vesting of the Option pursuant to Section 1(b)(i), then Participant shall be entitled to the immediate vesting of exercisability of such portion of the Option (rounded upward to the nearest whole share) as equals the product of (y) the total number of Option Shares underlying such Option awarded to Participant as described in Section 1(a) hereof multiplied by (z) a fraction, the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Option Effective Date until the date of such termination and the denominator of which shall be 60, minus that number of Option Shares as has previously vested pursuant to Section 1(b)(i) hereof (the “Vested Amount”). Further, upon such termination, the Option, to the extent exercisable at that time pursuant to Section 1(b)(i) hereof or pursuant to the vesting provisions of the immediately preceding sentence, may be exercised at any time within three (3) months after the date of such termination. In this case the vested portion of the Option may be exercised by Participant, his/her guardians or legal representatives, or by any Family Member to whom the Option is gifted or transferred pursuant to a domestic relations order and subject to the condition that no portion of the Option shall be exercisable after the expiration of the Option Term.

For purposes of this Agreement, a Participant shall be deemed “Disabled” if the Participant becomes ill or is injured or otherwise becomes disabled or incapacitated such that, in the opinion of the Board, he/she cannot fully carry out and perform his/her duties as an employee of the Company (and all Affiliates), and such disability or incapacity shall continue for a period of forty-five (45) consecutive days, and the term “Disability” shall have a meaning correlative with the foregoing.

(iii)          In the event Participant dies or terminates employment by reason of Retirement (as hereinafter defined) while an active Participant prior to the full vesting of the Option pursuant to Section 1(b)(i) hereof, then the Participant shall be entitled to the immediate vesting of exercisability of such portion of the Option (rounded upward to the nearest whole share) as equals the product of (y) the total number of Option Shares underlying such Option awarded to Participant as described in Section 1(a) hereof multiplied by (z) a fraction, the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of the calendar month) elapsed from the Option Effective Date until the date of Participant’s death or Retirement and the denominator of which shall be 60, minus the Vested Amount. Further, upon Participant’s death or Retirement, the Option, to the extent exercisable at that time pursuant to Section 1(b)(i) hereof or pursuant to the vesting provisions of the immediately preceding sentence, may be exercised at any time within twelve (12) months after Participant’s death or Retirement. In this case the vested portion of the Option may be exercised by Participant, his/her guardian or legal representatives or by any Family Member to whom the Option is gifted or transferred pursuant to a domestic relations order, or, in the case of death, by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as applicable, and subject to the condition that no portion of the Option shall be exercisable after the expiration of the Option Term.

For purposes of this Agreement, “Retirement” shall mean a voluntary termination of employment by a Participant aged 65 or older with at least five (5) years of Company service. A Participant may request approval for retirement treatment if between the ages of 62 and 65 with at least five (5) years of Company service. At the sole discretion of the Compensation Committee of the Board of Directors, such requests can be approved or denied.

(e)           Effect of a Change in Control of the Company on the Option. In the event of a Change in Control (as defined in the Plan), the Company shall use its best efforts to notify Participant that a Change in Control will occur promptly after the Company is informed thereof and the Company shall give to Participant, at the time of such Change in Control, either, in the Company’s sole discretion (i) a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such Change in Control, at the end of which time the Option shall terminate, or (ii) the right to exercise the Option (or a substitute option) as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such Change of Control in accordance with Section 1(g).

(f)            Manner of Exercise.

(i)            The Option can be exercised only by Participant or other proper party by delivering within the Option Term written notice to the Company at its principal office. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment in full of the Option Price for all shares designated in the notice.

(ii)           Participant may pay the Option Price in cash, by check (bank check, certified check or personal check), by money order, or by wire transfer. In addition, with the approval of the Company, Participant may pay the Option Price by (A) delivering to the Company for cancellation, Shares with a Fair Market Value as of the date of exercise equal to the Option Price or the portion thereof being paid by tendering such Shares, or (B) delivering to the

Company the full Option Price in a combination of cash and/or shares of Common Stock in accordance with clause (A) above; provided, however, that the Option Price may not be paid by the delivery of Shares more frequently than once every six (6) months; any shares so delivered must have been held by Participant for at least six months.

(iii)          The Shares issued pursuant to exercise of the Option may be subject to restrictions on transfer under applicable federal or state securities laws. Certificates of Option Shares issued pursuant to exercise of the Option shall bear an appropriate legend referring to the restrictions applicable to such Shares.

(g)           Adjustments. If there shall be any change in the Common Stock through (a) dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), (b) recapitalization, (c) stock split, (d) reverse stock split, (e) reorganization, (f) merger, (g) consolidation, (h) split-up, (i) spin-off, (j) combination, (k) repurchase or exchange of shares of Common Stock or other securities of the Company, (l) issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or (m) other similar corporate transaction or event affects the shares of Common Stock, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding portion of the Option shall be made by the Company, in its sole discretion under the Plan, in order to prevent dilution or enlargement of the Option rights contemplated hereby. Such adjustments shall include, where appropriate, changes in the number and type of shares subject to the Option and/or the Option Price. In addition, in the event of a merger, consolidation, liquidation, sale of all or substantially all of the assets of the Company or other change of like nature in the corporate structure of the Company, the Company shall, if the Option has not yet expired, make such adjustments to the terms of the Option, which adjustments may (but need not) include, without limitation, acceleration of the date of the initial exercisability of the Option or provision for the deemed exercise of the unexercised portion of the

Option resulting in payment of an amount of cash or other property reasonably equivalent to the amount that could have been realized by Participant upon actual exercise of the unexercised portion of the Option had the Option been exercisable and exercised immediately prior to such event, all as the Company, in its sole discretion under the Plan, may deem appropriate under the circumstances.

2.             AWARD OF RESTRICTED STOCK.

(a)           Award; Effective Date. The Company hereby notifies Participant that, effective as of February 2, 2006 (the “Restricted Stock Effective Date”), the Company has awarded to Participant «F25» shares of Common Stock, subject to the terms of the Plan and subject to such further restrictions as set forth below. Such shares of restricted Common Stock are hereinafter referred to as “Restricted Stock”.

(b)           Vesting; Change in Control; Restrictions. (i) Subject in each case to the provisions of Section 2(c), Participant’s rights with respect to one-third (1/3) of the shares of Restricted Stock (rounded to the nearest whole share) awarded hereunder shall vest at the close of the market on each of the fifth, sixth and seventh anniversaries of the Restricted Stock Effective Date.

(i)            Subject to the provisions of Section 2(c), upon the occurrence of a Change in Control of the Company, all shares of Restricted Stock not theretofore vested pursuant to Section 2(b)(i) above shall become immediately vested.

(ii)           Prior to vesting, shares of Restricted Stock shall not be voluntarily or involuntarily sold, assigned, transferred, pledged, alienated, hypothecated or encumbered by Participant, other than by will or the laws of descent and distribution.

(iii)          Prior to vesting, Participant shall have voting rights and receive dividends if and when declared on shares of Restricted Stock held by the Company on behalf of Participant.

(iv)          Prior to vesting, the Company may impose such restrictions with respect to Restricted Stock in addition to those contained herein as the Company may deem appropriate.

(c)           Forfeiture of Restricted Stock.

(i)            In the event that Participant has a Termination for Cause (as defined in Section 1(d)(i) hereof) or in the event Participant voluntarily resigns from employment with the Company or any of its Affiliates, then any unvested shares of Restricted Stock which are held by Participant on the date of such termination or resignation shall be forfeited by Participant, and the Company shall have no further obligation to Participant with respect to such forfeited Restricted Stock.

(ii)           In the event Participant becomes Disabled (as defined in Section 1(d) hereof) or dies or his/her employment is terminated by the Company or any of its Affiliates for any reason other than a Termination for Cause, or in the event Participant’s employment is terminated by reason of his/her Retirement (as defined in Section 1(d) hereof), then Participant (or, as appropriate, Participant’s executors, estate or proper legal guardians and representatives) shall be entitled to the immediate vesting of such number of shares of Restricted Stock (rounded upward to the nearest whole share) as equals the product of (y) the total number of shares of Restricted Stock awarded to Participant as described in Section 2(a) hereof multiplied by (z) a fraction, the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Restricted Stock Effective Date until the date of such disability, death, termination other than a Termination for Cause or Retirement and the denominator of which shall be 84, minus the number of shares of Restricted Stock as shall have vested pursuant to Section 2(b)(i) prior to the date of such termination.

(d)           Stock Certificates. The Restricted Stock awarded hereunder shall be held in a book entry account by the Company. Upon vesting of any shares of Restricted Stock awarded hereunder, a certificate or certificates representing such shares shall be delivered to the Participant, which certificate or certificates may contain such legends as the Company, in its sole discretion, deems necessary or advisable in connection with applicable securities laws.

3.             MISCELLANEOUS

(a)           The Plan. The grant of the Option and award of Restricted Stock provided for herein are made pursuant to the Plan and are subject to its terms. The Plan is available for inspection during business hours at the principal offices of the Company (currently located at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328) and a copy of the Plan may be obtained by Participant through a request in writing therefor directed to the Secretary of the Company.

(b)           No Right to Employment. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment at any time.

(c)           Taxes. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the grant or exercise of the Option or upon the award or vesting of Restricted Stock, and in order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal, state or local payroll, withholding, income or other taxes are withheld or collected from Participant. Participant may elect to satisfy his/her federal, state and local income tax withholding obligations upon the vesting of Restricted Stock or the exercise of the Option by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon the vesting of Restricted Stock or the exercise of the Option having a Fair Market Value equal to the amount of federal, state and local income tax required to be withheld, (ii) delivering to the Company shares of Common Stock other than the shares of Common Stock constituting vesting Restricted Stock or issuable upon the exercise of the Option with a Fair Market Value equal to such taxes, (iii) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes upon the vesting of Restricted Stock or the exercise of the Option, or (iv) any combination of 4(c) (i) through (iii).

(d)           Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same term or provision.

(e)           Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

(f)            Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(g)           Board and Committee Determinations. All matters to be determined by the Board of Directors of the Company or any committee thereof, including, without limitation, the Compensation Committee, pursuant to the terms of this Agreement shall be determined by the members of the Board or such duly authorized committee without the vote of Participant.

(h)           Law Governing Agreement. This agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

IN WITNESS WHEREOF, the parties hereto have executed this AWARD AGREEMENT effective as of the date first written above.

BEAZER HOMES USA, INC.

By:
Ian J. McCarthy
President/Chief Executive Officer

PARTICIPANT